TABLE OF CONTENTS





ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS



ITEM 5

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES



EXHIBIT 99.1

     SELLERS CLOSING STATEMENT



SIGNATURES












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                       ITEM 2 - FORM 8-K

             ACQUISITION OR DISPOSITION OF ASSETS


SALE OF TOWN CENTER SHOPPING CENTER

The partnership sold Town Center, the 101,664 sq. ft. shopping center located on Marco Island to American Heritage/Buckhead, L.P. a Delaware limited partnership, as of July 1, 1996 at a price of $12,000,000.

Closing costs totaled $378,000 which included a selling commission of $240,000 split equally between two unrelated, third party real estate brokerage companies. Additional closing adjustments totaled $130,000. A copy of the Seller's Closing Statement is attached.

From the closing proceeds, the partnership paid in full a first mortgage loan from NationsBank in the amount of $5,764,000. That loan was secured by a mortgage on both Town Center and Broadway Medical Center. That mortgage has now been satisfied in full. An additional $500,000 is being reserved from the closing to be paid against the partnership's loan on Manatee West. That sum, plus approximately $1,200,000 which was reserved from a prior property sale will pay the loan on Manatee West Shopping Center in full provided that the lender will not grant a satisfactory extension to that loan which is due and payable on September 1, 1996.

The net proceeds from sale less the $500,000 mentioned above will be distributed to the limited partners during the first week of July, 1996.

Pursuant to the information required by Article 11 of regulation S-X, if the partnership had disposed of the property on March 31, 1996, the effect on the partnership's unaudited balance sheet of that same date would have been a decrease in net asset value of $1,430,000, a decrease in debt by $5,782,000, and a higher net worth of approximately $4,352,000.

If this sale had occurred on January 1, 1996, the effect on the unaudited income statement for three months ended March 31, 1996 would have been to decrease revenue by $378,000, decrease operating expense by $91,000, decrease interest expense by $136,000, decrease other non-operating expenses by $16,000, decrease depreciation and amortization expenses by $70,000. All of the foregoing adjustment would have resulted in a decrease in net income of $65,000.

Included in this report is the historical summary of gross revenues and certain direct operating expenses for the twelve months ending 12/31/95, 12/31/94 and 12/31/93.


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
                  TOWN CENTER SHOPPING CENTER
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                     12/31/95      12/31/94       12/31/93
GROSS REVENUES

Rental Income
and other            1,499,190     1,603,837      1,701,092

Total Revenue        1,499,190     1,603,837      1,701,092

CERTAIN DIRECT
OPERATING EXPENSES

Grounds Maintenance     41,580        37,054         33,937
Building Maintenance    45,338        19,362          7,484
Utilities               55,950        54,023         41,267
Management Fee          92,272        91,215        100,540
Real Estate Taxes       77,730        80,095         80,361
Insurance               55,864        58,574         49,733
Administrative          64,384        84,767         76,574
Other Expenses          64,143        41,442         60,505
Bad Debts                    0             0         51,800
                       _______       _______        _______
TOTAL CERTAIN DIRECT   497,261       466,532        502,201
OPERATING EXPENSES

EXCESS OF GROSS      1,001,929     1,137,305      1,198,891
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES
















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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND II, LIMITED PARTNERSHIP
(REGISTRANT)



JULY 1, 1996




LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)
(SIGNATURE)



JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
(SIGNATURE)

















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